Ziff Davis Reports First Quarter 2023 Financial Results and
Reaffirms 2023 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the first quarter ended March 31, 2023.

“While the operating environment remains challenging, we’re pleased to see incremental improvements in several of our businesses,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “The quarter's strong free cash flow reinforces our healthy balance sheet while we actively seek capital allocation opportunities."

FIRST QUARTER 2023 RESULTS

•Q1 2023 quarterly revenues decreased 2.5% to $307.1 million compared to $315.1 million for Q1 2022.
•Income from operations decreased 14.1% to $26.3 million compared to $30.6 million for Q1 2022.
•Net (loss) income decreased to $(7.6) million compared to $24.5 million for Q1 2022 primarily due to unrealized loss from investment in equity securities in Q1 2023 compared to unrealized gain in Q1 2022 and higher losses from equity method investment in Q1 2023 compared to those in Q1 2022.
•Net (loss) income per diluted share(2) decreased to $(0.16) in Q1 2023 compared to $0.51 for Q1 2022.
•Adjusted EBITDA(1) for the quarter decreased 6.4% to $94.3 million compared to $100.8 million for Q1 2022.
•Adjusted net income(1) decreased 10.7% to $51.7 million compared to $57.9 million for Q1 2022.
•Adjusted net income per diluted share(1)(2) (or “Adjusted diluted EPS”) for the quarter decreased 10.6% to $1.10 compared to $1.23 for Q1 2022.
•Net cash provided by operating activities was $115.3 million in Q1 2023 compared to $116.5 million in Q1 2022. Free cash flow(1) was $85.3 million in Q1 2023 compared to $86.0 million in Q1 2022.
•Ziff Davis ended the quarter with approximately $876.6 million in cash, cash equivalents, and investments after deploying approximately $14.7 million during the quarter for current and prior year acquisitions.
The following table reflects additional results for the first quarter of 2023 and 2022 (in millions, except per share amounts).

	Three months ended March 31,		% Change
	2023	2022
Revenues
Digital Media	$234.1	$234.7	(0.3)%
Cybersecurity and Martech	$73.0	$80.4	(9.2)%
Total revenue(3)	$307.1	$315.1	(2.5)%
Income from operations	$26.3	$30.6	(14.1)%
Operating income margin	8.6%	9.7%	(1.1)%
Net (loss) income	$(7.6)	$24.5	(131.0)%
Net (loss) income per diluted share(2)	$(0.16)	$0.51	(131.4)%
Adjusted EBITDA(1)	$94.3	$100.8	(6.4)%
Adjusted EBITDA margin(1)	30.7%	32.0%	(1.3)%
Adjusted net income(1)	$51.7	$57.9	(10.7)%
Adjusted diluted EPS (1)(2)	$1.10	$1.23	(10.6)%
Net cash provided by operating activities	$115.3	$116.5	(1.0)%
Free cash flow(1)	$85.3	$86.0	(0.8)%

Notes:

(1)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures”, further in this report.
(2)
The estimated GAAP effective tax rates were approximately (65.6)% and 16.7% for the three months ended March 31, 2023 and 2022, respectively.  The estimated Adjusted effective tax rates were approximately 23.8% and 23.2% for the three months ended March 31, 2023 and 2022, respectively,

(3)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.

ZIFF DAVIS GUIDANCE

The Company reaffirms its guidance for fiscal year 2023 as follows (in millions, except per share data):

	2023 Range of Estimates
	Low	High
Revenue	$1,350.0	$1,408.0
Adjusted EBITDA	$479.0	$514.0
Adjusted diluted EPS*	$6.02	$6.54

* Adjusted diluted EPS for 2023 excludes share based compensation ranging between $32 million and $34 million, amortization of acquired intangibles, and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the Adjusted effective tax rate for 2023 will be between 23.0% and 25.0%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP guidance financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future.

Earnings Conference Call and Audio Webcast
Ziff Davis will host a live audio webcast discussing its first quarter 2023 financial results on Wednesday, May 10, 2023, at 8:30AM ET. The live webcast will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following completion of the webcast, the audio recording and presentation materials will be archived at www.ziffdavis.com.
About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.
Contact:
Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2023 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2022 Annual Report on Form 10-K filed by Ziff Davis on March 1, 2023, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2023 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$721,502	$652,793
Short-term investments	39,012	58,421
Accounts receivable, net of allowances of $7,061 and $6,868, respectively	277,764	304,739
Prepaid expenses and other current assets	68,306	68,319
Total current assets	1,106,584	1,084,272
Long-term investments	116,062	127,871
Property and equipment, net of accumulated amortization of $276,760 and $255,586, respectively	187,025	178,184
Intangible assets, net	433,310	462,815
Goodwill	1,597,684	1,591,474
Deferred income taxes	8,457	8,523
Other assets	77,946	80,131
TOTAL ASSETS	$3,527,068	$3,533,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$143,966	$140,541
Accrued employee related costs	31,838	42,178
Deferred revenue, current	200,936	187,904
Accrued liabilities and other current liabilities	64,439	61,825
Total current liabilities	441,179	432,448
Long-term debt	999,617	999,053
Deferred revenue, noncurrent	8,861	9,103
Deferred income taxes	68,142	79,007
Other long-term liabilities	114,654	121,048
TOTAL LIABILITIES	1,632,453	1,640,659

Common stock	473	473
Additional paid-in capital	444,813	439,681
Retained earnings	1,530,665	1,537,830
Accumulated other comprehensive loss	(81,336)	(85,373)
TOTAL STOCKHOLDERS’ EQUITY	1,894,615	1,892,611
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,527,068	$3,533,270

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2023	2022
Total revenues	$307,142	$315,068
Operating costs and expenses:
Cost of revenues	45,730	46,100
Sales and marketing	115,920	117,762
Research, development, and engineering	17,914	18,427
General and administrative	101,263	102,217
Total operating costs and expenses	280,827	284,506
Income from operations	26,315	30,562
Interest expense, net	(4,480)	(10,290)
Loss on debt extinguishment, net	—	(1,220)
Gain on investments, net	357	—
Unrealized (loss) gain on short-term investments held at the reporting date, net	(20,345)	8,951
Other (loss) income, net	(908)	2,399
Income before income taxes and loss from equity method investment, net	939	30,402
Income tax benefit (expense)	616	(5,080)
Loss from equity method investment, net	(9,182)	(785)
Net (loss) income	$(7,627)	$24,537

Net (loss) income per common share:
Basic	$(0.16)	$0.52
Diluted	$(0.16)	$0.51
Weighted average shares outstanding:
Basic	46,987,249	47,054,411
Diluted	46,987,249	52,405,317

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(7,627)	$24,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,623	59,071
Non-cash operating lease costs	2,933	2,392
Share-based compensation	8,402	6,717
Provision for credit losses (benefit) on accounts receivable	441	(1,032)
Deferred income taxes, net	(7,442)	(3,745)
Loss on extinguishment of debt, net	—	1,220
Loss from equity method investments	9,182	785
Unrealized loss (gain) on short-term investments held at the reporting date	20,345	(8,951)
Gain on investment, net	(357)	—
Other	2,776	868
Decrease (increase) in:
Accounts receivable	27,626	57,483
Prepaid expenses and other current assets	(7,658)	10,638
Other assets	(2,048)	(5,603)
Increase (decrease) in:
Accounts payable	6,922	(22,501)
Deferred revenue	12,085	3,061
Accrued liabilities and other current liabilities	(4,896)	(8,429)
Total operating cash provided by continuing operations	115,307	116,511
Cash flows from investing activities:
Purchases of property and equipment	(30,017)	(30,502)
Acquisition of businesses, net of cash received	(8,001)	(28,136)
Proceeds from sale of equity investments	3,174	—
Other	(3,947)	—
Net cash used in investing activities	(38,791)	(58,638)
Cash flows from financing activities:
Payment of debt	—	(54,609)
Debt extinguishment costs	—	(756)
Repurchase of common stock	(2,875)	(62,810)
Proceeds from exercise of stock options	—	148
Deferred payments for acquisitions	(6,679)	(2,676)
Other	71	(5)
Net cash (used in) provided by financing activities	(9,483)	(120,708)
Effect of exchange rate changes on cash and cash equivalents	1,676	(2,977)
Net change in cash and cash equivalents	68,709	(65,812)
Cash and cash equivalents at beginning of year	652,793	694,842
Cash and cash equivalents at end of year	$721,502	$629,030

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. Excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.

Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including:
•Interest expense, net;
•(Gain) loss on debt extinguishment, net;
•(Gain) loss on sale of business;
•Unrealized (gain) loss on short-term investments held at the reporting date, including the unrealized (gain) loss on our investment in Consensus Cloud Solutions, Inc. (“Consensus”);
•(Gain) loss on investments, net;
•Other (income) expense, net;
•Income tax (benefit) expense;
•(Income) loss from equity method investments, net;
•Depreciation and amortization;
•Share-based compensation;
•Acquisition, integration, and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements;
•Disposal related costs associated with disposal of certain businesses;
•Lease asset impairments and other charges; and
•Goodwill impairment on business.

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenue.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest costs related to the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes in each period presented;
•(Gain) loss on debt extinguishment, net;
•(Gain) loss on sale of business;
•Unrealized (gain) loss on short-term investments held at the reporting date, including the unrealized (gain) loss on our investment in Consensus;
•(Gain) loss on investments, net;
•(Income) loss from equity method investments, net;
•Amortization of patents and intangible assets that we acquired;
•Goodwill impairment on business;
•Share-based compensation;
•Acquisition, integration and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements;
•Disposal related costs associated with disposal of certain businesses;
•Lease asset impairments and other charges; and
•Dilutive effect of the convertible debt.
Adjusted net income per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding that excludes the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities less purchases of property and equipment, plus changes in contingent consideration.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA:

	Three months ended March 31,
	2023	2022
Net (loss) income	$(7,627)	$24,537
Interest expense, net	4,480	10,290
Loss on debt extinguishment, net	—	1,220
Unrealized loss (gain) on short-term investments held at the reporting date	20,345	(8,951)
Gain on investments, net	(357)	—
Other loss (income), net	908	(2,399)
Income tax (benefit) expense	(616)	5,080
Loss from equity method investment, net	9,182	785
Depreciation and amortization	54,623	59,071
Share-based compensation	8,402	6,717
Acquisition, integration, and other costs	3,525	1,534
Disposal related costs	149	1,239
Lease asset impairments and other charges	1,319	1,665
Adjusted EBITDA	$94,333	$100,788

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment:

	Three months ended March 31, 2023
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$234,126	$73,016	$—	$307,142

Income (loss) from operations	$28,384	$11,688	$(13,757)	$26,315
Depreciation and amortization	42,986	11,630	7	54,623
Share-based compensation	3,370	1,572	3,460	8,402
Acquisition, integration, and other costs	3,299	91	135	3,525
Disposal related costs	—	—	149	149
Lease asset impairments and other charges	1,214	105	—	1,319
Adjusted EBITDA	$79,253	$25,086	$(10,006)	$94,333

	Three months ended March 31, 2022
	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues	$234,695	$80,373	$—	$315,068

Income (loss) from operations	$31,888	$12,264	$(13,590)	$30,562
Depreciation and amortization	46,121	12,857	93	59,071
Share-based compensation	2,431	1,241	3,045	6,717
Acquisition, integration, and other costs	1,165	347	22	1,534
Disposal related costs	11	—	1,228	1,239
Lease asset impairments and other charges	1,436	229	—	1,665
Adjusted EBITDA	$83,052	$26,938	$(9,202)	$100,788

Tables above exclude certain intercompany allocations.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table sets forth a reconciliation of Net (loss) income to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended March 31,
	2023	Per diluted share*	2022	Per diluted share*
Net (loss) income	$(7,627)	$(0.16)	$24,537	$0.51
Interest costs	56	—	90	—
Loss on debt extinguishment, net	—	—	916	0.02
Unrealized (gain) loss on short-term investments held at the reporting date	15,265	0.32	(8,951)	(0.19)
(Gain) loss on investments, net	(268)	(0.01)	—	—
Loss (income) from equity method investment, net	9,182	0.20	785	0.02
Amortization	24,622	0.52	32,398	0.69
Share-based compensation	6,817	0.15	4,878	0.10
Acquisition, integration, and other costs	2,577	0.06	1,200	0.03
Disposal related costs	112	—	818	0.02
Lease asset impairments and other charges	990	0.02	1,258	0.03
Adjusted net income	$51,726	$1.10	$57,929	$1.23

* The reconciliation of Net (loss) income per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

	Three months ended March 31, 2023
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest costs	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Cost of revenues	$45,730	$—	$—	$—	$—	$(196)	$(76)	$(85)	$—	$—	$45,373
Sales and marketing	$115,920	—	—	—	—	—	(924)	(1,419)	—	—	$113,577
Research, development, and engineering	$17,914	—	—	—	—	—	(783)	(175)	—	—	$16,956
General and administrative	$101,263	—	—	—	—	(33,319)	(6,619)	(1,846)	(149)	(1,319)	$58,011
Interest expense, net	$(4,480)	74	—	—	—	—	—	—	—	—	$(4,406)
Gain (loss) on investment, net	$357	—	—	(357)	—	—	—	—	—	—	$—
Unrealized (loss) gain on short-term investments held at period end	$(20,345)	—	20,345	—	—	—	—	—	—	—	$—
Income tax benefit (expense)	$616	(18)	(5,080)	89	—	(8,893)	(1,585)	(948)	(37)	(329)	$(16,185)
(Loss) income from equity method investment, net	$(9,182)	—	—	—	9,182	—	—	—	—	—	$—
Total non-GAAP adjustments		$56	$15,265	$(268)	$9,182	$24,622	$6,817	$2,577	$112	$990

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended March 31, 2022
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest costs	(Gain) loss on debt extinguishment	Unrealized (gain) loss on short-term investments held at the reporting date	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Cost of revenues	$46,100	$—	$—	$—	$—	$(278)	$(84)	$(52)	$—	$—	$45,686
Sales and marketing	$117,762	—	—	—	—	—	(569)	(166)	—	(524)	$116,503
Research, development, and engineering	$18,427	—	—	—	—	—	(629)	(218)	—	—	$17,580
General and administrative	$102,217	—	—	—	—	(41,224)	(5,435)	(1,098)	(1,240)	(1,141)	$52,079
Interest expense, net	$(10,290)	121	—	—	—	—	—	—	—	—	$(10,169)
Gain (loss) on debt extinguishment, net	$(1,220)	—	1,220	—	—	—	—	—	—	—	$—
Unrealized (loss) gain on short-term investments held at period end	$8,951	—	—	(8,951)	—	—	—	—	—	—	$—
Income tax expense	$(5,080)	(31)	(304)	—	—	(9,104)	(1,839)	(334)	(422)	(407)	$(17,521)
(Loss) income from equity method investment, net	$(785)	—	—	—	785	—	—	—	—	—	$—
Total non-GAAP adjustments		$90	$916	$(8,951)	$785	$32,398	$4,878	$1,200	$818	$1,258

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2023	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$115,307	$—	$—	$—	$115,307
Less: Purchases of property and equipment	(30,017)	—	—	—	(30,017)
Free cash flow	$85,290	$—	$—	$—	$85,290

2022	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$116,511	$75,973	$100,735	$43,225	$336,444
Less: Purchases of property and equipment	(30,502)	(23,374)	(26,891)	(25,387)	(106,154)
Free cash flow	$86,009	$52,599	$73,844	$17,838	$230,290